UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2010

KENSINGTON LEASING, LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1005 South Center Street

                  Redlands, California 92373

(Address of principal executive offices)

              909-708-4303

(Registrant’s telephone number)

 (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset Purchase Agreement

On May 14, 2010, Kensington Leasing, Ltd. (“Kensington”) and its newly formed subsidiary Allianex Corp. (“New Allianex” and with Kensington, the “Company” or “we”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Allianex, LLC, a California limited liability company (“Allianex”), and Kenneth Rotman, its sole member.

Pursuant to the Asset Purchase Agreement, we agreed to purchase substantially all of the assets of Allianex for $75,000 in cash, 575,000 shares of Kensington common stock and our assumption of Allianex’s trade payables.  In addition, we agreed to pay Allianex 25% of the earnings before interest, taxes, depreciation and amortization, of New Allianex from July 1, 2010 through June 30, 2013, payable quarterly but calculated on a cumulative basis.  The earn out payments will be made 25% in cash and 75% in Kensington common stock valued at the market price of the common stock on the last day of the quarter, provided that we may elect to pay in cash instead of common stock if the market price is less than $2.00 per share and Allianex may elect to receive cash instead of common stock if the market price is greater than $4.00 per share.

Allianex is a development stage company engaged in the business of producing, marketing and distributing a retail line of prepaid cards for the purchase of technology support and security services for electronic devices.

Under the Asset Purchase Agreement, Kensington agreed to make available to New Allianex, either through capital contributions or loans, an aggregate amount of $1,100,000, payable at least $350,000 by the closing, $250,000 on or before August 31, 2010, and $500,000 on or before February 28, 2011.  Upon signing of the Asset Purchase Agreement, we advanced Allianex $100,000 as working capital to finance operating costs and expenses between the date of the Asset Purchase Agreement and the closing.  Any of the funds not used by Allianex are to be repaid to New Allianex at the closing.  If the transaction is not completed however, all amounts will be due within three business days of the termination of the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations and warranties, and covenants of Allianex regarding the operation of the business prior to the closing.  The closing is subject to customary conditions, including the completion of an audit of Allianex’s financial statements for the years ended December 31, 2008 and 2009 and our satisfaction with the audited financial statements.  In connection with the transaction, Allianex and Mr. Rotman have agreed not to compete with the Company for three years after the closing.

The parties will consummate the transaction as soon as possible after the required conditions have been met.

Employment Agreement

In connection with the Asset Purchase Agreement, New Allianex and Mr. Rotman entered into an Employment Agreement dated May 14, 2010, which will become effective upon the closing of the transaction.  Under the Employment Agreement, Mr. Rotman will serve as Chief Executive Officer of New Allianex.  New Allianex hired Mr. Rotman to take advantage of his experience and expertise in the technology support and security services industry, and in particular, the distribution of such services through the use of prepaid cards.  The Employment Agreement provides that Mr. Rotman will receive an annual base salary of $150,000, subject to annual increases at the sole discretion of New Allianex’s Board of Directors, and a quarterly cash bonus equal to 3% of the earnings before interest, taxes, depreciation or amortization of New Allianex for that quarter.

The foregoing is a summary only of the terms and provisions of the acquisition and employment agreement.  Copies of the Asset Purchase Agreement and Employment Agreement are attached as exhibits to this Report.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.  We will issue the shares pursuant to the Asset Purchase Agreement in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits:

Exhibit	Description

10.1	Asset Purchase Agreement, dated May 14, 2010, between Kensington Leasing, Ltd., Allianex Corp. and Allianex, LLC
10.2	Employment Agreement, dated May 14, 2010, between Allianex Corp. and Kenneth Rotman
99.1	Press Release, dated May 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2010	KENSINGTON LEASING, LTD.
By: /s/ Angelique de Maison Angelique de Maison Chief Executive Officer

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